Exhibit 99.1
FOR IMMEDIATE RELEASE

NEXMED REPORTS THIRD QUARTER FINANCIAL RESULTS

Robbinsville, NJ, November 9, 2005-NexMed, Inc. (NASDAQ: NEXM), a developer of innovative pharmaceutical products based on its proprietary NexACT® transdermal drug delivery technology, today announced third quarter 2005 results. For third quarter 2005, NexMed’s net loss applicable to common stock was $3,493,054 or $0.07 per share, as compared to $4,716,253 or $0.10 per share for the third quarter 2004.

Conference Call

NexMed management will host a conference call on Wednesday, November 9, 2005 at 10:30AM ET, to discuss third quarter 2005 results and to provide an update on its product pipeline. The Company intends to file its Form 10-Q for the quarter ended September 30, 2005 on the same day. The call can be accessed in the U.S. by dialing 877-407-9205 and outside of the U.S. by dialing 201-689-8054, and asking the conference operator for the NexMed Conference Call. Playback is available until November 16, 2005, both account # 286 and ID# 175520 are required for access. The conference call will also be Web cast live at http://www.investorcalendar.com/IC/CEPage.asp?ID=97168.

About NexMed, Inc.

NexMed, Inc. is an emerging drug developer that is leveraging its proprietary drug technology to develop a significant pipeline of innovative pharmaceutical products to address significant unmet medical needs. The Company is also working with various pharmaceutical companies to explore the incorporation of NexACT into their existing drugs as a means of developing new patient-friendly transdermal products and extending patent lifespans and brand equity.

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Contacts:	Media:
Deborah Carty	Marni Kotak
NexMed, Inc.	Excite Media Group
(609) 208-9688, ext: 159	(212) 941-8499 x102
dcarty@nexmed.com	mkotak@excitepr.com